Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-106492 on Form S-8 of Knight Ridder, Inc. (as predecessor in interest to the McClatchy Company) of our report dated June 27, 2008, relating to the financial statements and supplemental schedule of the Knight Ridder 401k Plan, appearing in this Annual Report on Form 11-K of the Knight Ridder 401k Plan for the year ended December 31, 2007.

/s/ Deloitte & Touche, LLP

San Francisco, California
June 27, 2008